EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-90217 and 033-65413) pertaining to Coca-Cola Enterprises Inc. Savings and Investment Plan for Certain Bargaining Employees of our report dated June 23, 2008,  with respect  to  the  financial  statements  and  supplemental schedules of the Coca-Cola Enterprises Savings and Investment Plan for Certain Bargaining Employees’  included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Banks, Finley, White & Co.

June 23, 2008
College Park, Georgia